UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 4, 2023
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s Annual Meeting held on May 4, 2023, stockholders voted on the following proposals with the following results:

Proposal 1 – Election of Twelve Directors for Terms Expiring in 2024

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

Ave M. Bie	240,387,061	1,629,231	969,538	32,334,640
Curt S. Culver	236,482,290	5,521,583	981,957	32,334,640
Danny L. Cunningham	227,414,605	14,606,712	964,513	32,334,640
William M. Farrow III	219,703,131	17,929,777	5,352,922	32,334,640
Cristina A. Garcia-Thomas	239,051,203	2,888,442	1,046,185	32,334,640
Maria C. Green	238,282,144	3,759,385	944,301	32,334,640
Gale E. Klappa	222,233,589	20,022,791	729,450	32,334,640
Thomas K. Lane	239,311,930	2,708,701	965,199	32,334,640
Scott J. Lauber	239,376,582	2,772,888	836,360	32,334,640
Ulice Payne, Jr.	224,109,433	17,936,264	940,133	32,334,640
Mary Ellen Stanek	238,554,402	3,518,675	912,753	32,334,640
Glen E. Tellock	239,217,849	2,807,780	960,201	32,334,640

Proposal 2 – Ratification of Deloitte & Touche LLP as Independent Auditors for 2023

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
260,944,182	13,143,219	1,233,069	0

Proposal 3 – Advisory Vote to Establish the Frequency of “Say-on-Pay” vote

Shares Voted For 1-Year	Shares Voted For 2-Year	Shares Voted For 3-Year	Shares Abstained	Broker Non-Votes
236,690,942	1,219,929	2,844,348	2,230,611	32,334,640

Proposal 4 – Advisory Vote to Approve Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
229,772,317	10,883,566	2,329,947	32,334,640

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: May 9, 2023	William J. Guc, Vice President and Controller

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